SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      Form 8-K/A

                   Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2001


                               FEDERATED INVESTORS, INC.
                (Exact name of registrant as specified in its charter)

     Pennsylvania                       001-14818                     25-1111467
  (State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
       of incorporation)                                     Identification No.)

                               Federated Investors Tower
                          Pittsburgh, Pennsylvania 15222-3779
             (Address of principal executive offices, including zip code)


                                    (412) 288-1900
                 (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OF ASSETS.

     On April 20, 2001, Federated Investors, Inc. (Federated) completed a transaction to acquire substantially all of the business of Edgemont Asset Management Corp.(Edgemont), the advisor to the $3.23 billion Kaufmann Fund (the Acquisition),. In conjunction with the Acquisition, Kaufmann Fund shareholders approved a reorganization of the Kaufmann Fund into the Federated Kaufmann Fund. The reorganization was approved at a shareholder meeting on April 16, 2001.

     In connection with the Acquisition, Federated made an upfront cash payment to Edgemont of $170.8 million from cash and cash equivalents held by Federated and delivered to Edgemont 315,732 shares of Federated's Class B Common Stock from Federated's treasury stock account valued at $8.7 million based on the terms of the acquisition agreement. Over the next six years, Federated may also make contingent payments aggregating to as much as $200 million based on revenue growth targets specified in the acquisition agreement between the parties. Upon consummation of the Acquisition, Lawrence Auriana and Hans Utsch, the shareholders of Edgemont and the managers of The Kaufmann Fund, became employees of Federated and the portfolio managers of the Federated Kaufmann Fund.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS AND EXHIBITS.

(a)   Financial Statements of Business Acquired

          The financial statements of Edgemont Asset Management Corporation for the periods specified in Rule 3-05 (b) of Regulation S-X were filed with the Securities and Exchange Commission on May 14, 2001, via Amendment No. 1 to the Current Report on Form 8-K dated April 20, 2001.

      (b)   Pro Forma Financial Statements

       The pro forma financial statements required pursuant to Article 11 of Regulation S-X, which are permitted to be filed by amendment to the Registrant's Current Report on Form 8-K dated April 20, 2001, are filed herewith.

(c)   Exhibits

          The following exhibits, from which schedules have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon its request, have been incorporated by reference to a prior filing (on Form 8-K).

               2.1 Asset Purchase Agreement dated as of October 20, 2000 by and among Federated, Edgemont, Lawrence Auriana and Hans P. Utsch

               2.2 Amendment No. 1, dated April 11, 2001, to the Asset Purchase Agreement dated as of October 20, 2000 by and among Federated, Edgemont, Lawrence Auriana and Hans P. Utsch

               23.1 Consent of Sanville & Company

               99.1 Press  Release  dated April 23, 2001  regarding  Federated's acquisition of substantially all of the assets of Edgemont.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FEDERATED INVESTORS, INC.
                                    (REGISTRANT)



Dated:  July 3, 2001                      By:/s/ Denis McAuley III
                                             --------------------------
                                         Denis McAuley III
                                         Vice President and Principal Accounting
                                         Officer

                       INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Consolidated Financial Statements:
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2001 Unaudited Pro Forma Consolidated Statement of Income for the quarter ended
     March 31, 2001
Unaudited Pro Forma Consolidated Statement of Income for the year ended
     December 31, 2000
Notes to Unaudited Pro Forma Consolidated Financial Statements





Federated Investors, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2001
(dollars in thousands)                                                      Combined
                                                                Pro        Pro Forma
                                                               Forma
                                                  Federated  Adjustments   Federated
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------


Current Assets:
   Cash and cash equivalents                    $  223,032   $(172,796) (a)    $50,236
   Securities available for sale                    31,832           -         31,832
   Receivables, net                                 35,724           -         35,724
   Other current assets                             13,204           -         13,204
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

               Total current assets
                                                   303,792   (172,796)        130,996
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

Long-Term Assets:
   Intangible assets, net                           45,003     181,938 (b)    226,941
   Property and equipment, net                      36,098         123 (b)     36,221
   Other long-term assets                          318,658           -        318,658
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

               Total long-term assets
                                                   399,759     182,061        581,820
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

                    Total assets                $   703,551    $  9,265    $   712,816
                                                  =========  ==========    ===========
                                                  =========  ==========    ===========

Current Liabilities:
   Accrued expenses                              $   35,755   $    346 (c) $     36,101
   Accounts payable                                  30,438           -         30,438
   Other current liabilities                         48,987           -         48,987
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

               Total current liabilities
                                                   115,180         346        115,526
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

Long-Term Liabilities:
   Long-term debt - recourse                       70,083           -         70,083
   Long-term debt - nonrecourse                   304,976           -        304,976
   Other long-term liabilities                     45,307           -         45,307
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

               Total long-term liabilities
                                                   420,366           -        420,366
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

                    Total liabilities
                                                   535,546         346        535,892
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

Minority interest
                                                        91           -             91
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

Shareholders' Equity :
   Common stock :
      Class A                                       189           -            189
      Class B                                     78,334           -         78,334
   Other shareholders' equity                     89,391       8,919 (a)     98,310
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

               Total shareholders' equity          167,914       8,919        176,833
                                                  ---------  ----------    -----------
                                                  ---------  ----------    -----------

                    Total liabilities,
minority interest, and shareholders' equity       $ 703,551   $   9,265     $  712,816
                                                  =========  ==========    ===========
                                                  =========  ==========    ===========

See notes to pro forma consolidated
financial statements.

Federated Investors, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Quarter Ended March 31, 2001
(in thousands, except per share
data)
                                                                            Combined
                                                            Pro Forma        Pro
                                                                             Forma
                                    Federated   Edgemont    Adjustments     Federated
                                    ---------- -----------  ----------      --------

Revenue:
     Investment-advisory fees, net    $ 97,002    $  10,464           -     $  107,466
     Administrative-service fees, net   29,822         608           -        30,430
     Other service fees, net            39,155       2,210           -        41,365
     Commission income                  1,067           -           -         1,067
     Investment income, net             4,002          55     (2,530) (d),(e) 1,527
     Other income, net                   366           -           -           366
                                    ---------- -----------  ----------      --------
          Total revenue              171,414      13,337     (2,530)       182,221
                                    ---------- -----------  ----------      --------

Operating Expenses:
     Compensation and related          39,645       2,766           -        42,411
     General and administration        25,595         916        (13) (f)    26,498
     Advertising and promotional       15,815       2,381           -        18,196
     Amortization of deferred
         sales commissions             12,648           -           -        12,648
     Amortization of intangible
          assets                        2,011           -       2,879 (g)     4,890
                                    ---------- -----------  ----------      --------
          Total operating expenses     95,714       6,063       2,866       104,643
                                    ---------- -----------  ----------      --------

Operating income                      75,700       7,274     (5,396)        77,578
                                    ---------- -----------  ----------      --------

Nonoperating Expenses:
     Debt expense - recourse            1,797           -           -         1,797
     Debt expense - nonrecourse
                                        6,146           -           -         6,146
                                    ---------- -----------  ----------      --------
                                    ---------- -----------  ----------      --------
     Total nonoperating expenses        7,943           -           -         7,943
                                    ---------- -----------  ----------      --------

Income before minority interest
and income taxes                       67,757       7,274     (5,396)        69,635
                                                                                  -
Minority interest                      2,648           -           -         2,648
                                    ---------- -----------  ----------      --------
Income before income taxes             65,109       7,274     (5,396)        66,987

Income tax provision                  23,465           -         657 (h)     24,122
                                    ---------- -----------  ----------      --------

Net income                       $    41,644      $ 7,274    $ (6,053)       $42,865
                                    ========== ===========  ==========      ========

Earnings per share:
    Basic                             $   0.36                             $    0.37
    Diluted                           $   0.35                             $    0.36


Weighted average shares
outstanding:
    Basic                             115,154                               115,470
    Diluted                           120,314                               120,629

See notes to pro forma consolidated
financial statements.

Federated Investors, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2000
(in thousands, except per share
data)
                                                                           Combined
                                                           Pro Forma       Pro Forma
                                    Federated  Edgemont    Adjustments     Federated
                                    --------  ------------ ----------      ----------

Revenue:
    Investment-advisory fees, net   $ 380,234       $47,205          -     $ 427,439
    Administrative-service fees, net  109,870         2,721          -       112,591
     Other service fees, net          166,356         9,918          -         176,274
     Commission income                 5,922             -          -           5,922
     Investment income, net           18,953           196   (11,048) (d),(e)   8,101
     Other income, net                 (567)             -          -           (567)
                                    --------  ------------ ----------      ----------
          Total revenue              680,768        60,040   (11,048)         729,760
                                    --------  ------------ ----------      ----------

Operating Expenses:
     Compensation and related       162,284        19,907          -         182,191
     General and administration     104,811         6,362       (93) (f)     111,080
     Advertising and promotional     60,162         7,750          -          67,912
     Amortization of deferred
          sales commissions          59,041             -          -          59,041
     Amortization of intangible
          assets                      7,560             -     11,516 (g)      19,076
                                    --------  ------------ ----------      ----------
          Total operating expenses  393,858        34,019     11,423         439,300
                                    --------  ------------ ----------      ----------
Operating income                    286,910        26,021   (22,471)         290,460
                                    --------  ------------ ----------      ----------
Nonoperating Expenses:
     Debt expense - recourse         8,317             -          -           8,317
     Debt expense - nonrecourse     25,863             -          -          25,863
                                    --------  ------------ ----------      ----------
                                    --------  ------------ ----------      ----------
          Total nonoperating
               expenses              34,180             -          -          34,180
                                    --------  ------------ ----------      ----------

Income before minority interest
and income taxes                    252,730        26,021   (22,471)         256,280
                                                                                   -
Minority interest                    10,208             -          -          10,208
                                    --------  ------------ ----------      ----------
Income before income taxes          242,522        26,021   (22,471)         246,072

Income tax provision                                                 (h)
                                     87,162         1,778      (536)          88,404
                                    --------  ------------ ----------      ----------
Net income                        $ 155,360   $   24,243 $  (21,935)     $    157,668
                                    ========  ============ ==========      ==========

Earnings per share:
    Basic                         $    1.32                                  $   1.34
    Diluted                       $    1.27                                  $   1.29


Weighted average shares
outstanding:
    Basic                           117,557                                  117,873
    Diluted                         122,295                                  122,611


See notes to pro forma consolidated financial statements.

                               Federated Investors, Inc.
            Notes to Unaudited Pro Forma Consolidated Financial Statements
                             Year Ended December 31, 2000,
                         And Three-Months Ended March 31, 2001

(1)  Basis of presentation

On April 20, 2001, Federated Investors, Inc. (Federated) completed the transaction to acquire substantially all of the assets (primarily unrecorded assets) of Edgemont Asset Management Corp. (Edgemont). In connection with this transaction, Federated purchased Edgemont's fixed assets but did not purchase any other recorded assets or liabilities of Edgemont. The transaction was accounted for as a purchase under U.S. GAAP.

The following unaudited pro forma consolidated balance sheet as of March 31, 2001 has been prepared to give effect to the acquisition (Acquisition) as if such transaction occurred on March 31, 2001. The unaudited statements of income for the three months ended March 31, 2001, and for the year ended December 31, 2000, have been prepared to give effect to the Acquisition as if such transaction occurred at the beginning of the periods presented.

The following is a description of the individual columns included in the unaudited pro forma consolidated financial statements:

     Federated: The  information  presented as of and for the three months ended
          March 31, 2001, was derived from Federated's unaudited historical consolidated financial statements. The information for the year ended December 31, 2000, was derived from Federated's audited consolidated financial statements for 2000.

     Edgemont:  The  information  presented as of and for the three months ended
          March 31, 2001, was derived from Edgemont's unaudited historical financial statements. The information for the year ended December 31, 2000, was derived from Edgemont's audited financial statements for 2000. Information presented in this column includes certain reclassifications to conform Edgemont's financial statements with Federated's presentation.

     Pro Forma Adjustments: The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable under the circumstances. Actual adjustments to record the purchase could be different. The adjustments represent adjustments that are directly attributable to the Acquisition and are considered to have a continuing impact on the financial position and results of operations of Federated.


These unaudited pro forma consolidated financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of the actual financial position or results of operations had such transactions been completed on the dates indicated or of future results of operations. The purchase price allocation and pro forma adjustments reflect current U.S. GAAP accounting rules for business combinations and intangible assets. The Financial Accounting Standards Board is currently considering a proposal to change these rules and is expecting to issue final statements during the third quarter 2001. Federated's amortization expense could change and this change could be material upon adoption of these new rules. In addition, the unaudited pro forma consolidated financial statements do not include any synergies that may be realized as a result of combining the entities. Federated does, however, expect cost savings to result in various areas of the combined business.

These unaudited pro forma consolidated financial statements should be read in conjunction with Federated's Annual Report on Form 10-K for the year ended December 31, 2000, Quarterly Report on Form 10-Q for the period ended March 31, 2001, and Current Report on Form 8-K as amended filed May 3, 2001.

(2) Pro forma entries


(a)  To  record  the  total  cost  of  the  Acquisition,   which  was  equal  to
     approximately $181,715,000 and included the following components:

                  Cash consideration                  $170,802,000
                  Stock consideration                 $    8,919,000
                  Other direct costs of acquisition         $    1,994,000

          The value assigned to the stock consideration represents 315,732 shares of Class B Federated Investors, Inc. Common Stock issued out of treasury at a per share price of $28.25.

(b) To record the fair value of the assets acquired including goodwill, other identifiable intangible assets and various fixed assets. For purposes of the accompanying pro forma consolidated financial statements, we have recorded the acquired assets using preliminary estimates of fair value as of the acquisition date. A valuation is currently in progress to determine the fair value of those assets. We believe that the excess purchase price over the value of the fixed assets acquired will be allocated to various intangible assets such as the noncompetition agreement, workforce, goodwill and advisory contract. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.

(c)  To  record  a  liability  for  termination   benefits   resulting  from  an
     involuntary employee termination plan that was approved in connection with the Acquisition and pertains to certain Edgemont employees.

(d) To record a reduction in interest income for the elimination of interest recorded by Edgemont during the period as Federated did not acquire Edgemont's cash or investment balances.

(e) To give effect to foregone interest income from invested cash of Federated as a result of using cash equal to approximately $172.8 million for the acquisition. Average interest rates of 5.81% and 6.28% were used to calculate foregone interest for the three months ended March 31, 2001, and the year ended December 31, 2000, respectively.

(f) To adjust depreciation for the fixed assets acquired. Straight-line depreciation was calculated based on useful lives ranging from 4 to 5 years.

(g) To give effect to the estimated amortization of costs allocated to intangible assets including assets for the noncompetition agreement, workforce, other identifiable intangible assets and goodwill. Amortization expense was calculated using the straight-line method based on useful lives ranging from 4 to 25 years. Should the actual allocation of the purchase price differ significantly from as described in Note (2)(b) above, amortization expense could differ significantly since the depreciable lives of the intangible assets vary from 4 to 25 years.

(h) To reflect the income tax impacts of the pro forma adjustments described above and to record the tax on Edgemont's historical results at the applicable federal statutory rate. Prior to the Acquisition, Edgemont was operating as an S corporation under the U.S. federal tax laws.